UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

GENCO SHIPPING & TRADING LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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GENCO SHIPPING & TRADING LIMITED

DEFINITIVE ADDITIONAL PROXY MATERIAL
FOR 2013 ANNUAL MEETING OF SHAREHOLDERS

This definitive additional proxy material supplements the proxy statement of Genco Shipping & Trading Limited (“Genco”) for our 2013 Annual Meeting of Shareholders, which will be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY at 10:00 a.m. on Thursday, May 16, 2013.   We are issuing this definitive additional proxy material to provide the following information concerning a shareholder that reported holdings of more than 5% of our stock on a Schedule 13F:

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding
Vermillion Asset Management LLC 267 Fifth Avenue, 7th Floor New York, NY 10016	3,170,000(1)	7.16%

(1)	Information is based on a Schedule 13F filed by Vermillion Asset Management LLC on February 13, 2013.

Dated April 30, 2013